Exhibit 99.1

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LIBERTY GLOBAL ANNOUNCES INTENTION TO SPIN-OFF 100% OF SUNRISE TO SHAREHOLDERS

•The spin-off aims to maximize shareholder value by unlocking the fully distributed value of Sunrise over time, supported by Sunrise’s fully integrated FMC challenger position, attractive growth outlook, excellent expected cash generation and experienced management team
•Liberty Global will invest up to CHF1.5B ($1.7B1) for debt reduction, underpinning a strong initial leverage range of 3.5-4.5x. This will be funded through Sunrise FCF generation and Liberty Global corporate liquidity, including non-core asset disposal proceeds
•Sunrise’s strong cash generation profile expected to support attractive shareholder returns including dividends, deleveraging and continued investment to support future growth
•Sunrise will be listed on the SIX Swiss Exchange with two classes of shares
•Liberty Global has appointed J.P. Morgan and UBS as financial advisors
•The proposed spin-off is expected to be tax free for US shareholders of Liberty Global with evaluation of tax treatment in other jurisdictions ongoing and is subject to market conditions, board approval of the final terms of the transaction, shareholder approval and other customary closing conditions
•Sunrise will host a Capital Markets Day in due course to provide more information on Sunrise and the proposed transaction

Denver, Colorado – February 16, 2024

Liberty Global Ltd. (Liberty Global) (NASDAQ: LBTYA, LBTYB and LBTYK) today announces its intention to spin-off 100% of Sunrise to Liberty Global shareholders. The transaction aims to maximize shareholder value by crystallizing the value of Sunrise, allowing shareholders to fully participate in the future growth and upside of both Sunrise and Liberty Global. The spin-off will also provide scope to broaden and deepen the investor base given the distinct and compelling investment profiles of both Sunrise and Liberty Global.

The spin-off will leverage the full potential of Sunrise as a locally listed FMC challenger, building on the successful integration of Sunrise and UPC since their combination in 2020. The operational business will not be affected by the spin-off. Customers, employees, suppliers, or other stakeholders can rely on continuity.

1 FX rate as of Feb 15th 2024

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Liberty Global CEO Mike Fries commented: ‘The proposed spin-off of Sunrise to Liberty Global shareholders is aligned with our strategy of unlocking value by allowing our shareholders to directly participate in the future performance of Sunrise. Liberty is fully committed to listing Sunrise with a strong capital structure which, alongside its future cash generation potential, will underpin Sunrise’s attractive equity story and scope for dividends.’

Sunrise CEO André Krause said: ‘We are excited at the prospect of being listed in Switzerland once again and providing local and international investors with access to our scaled FMC challenger position in the market. Following the successful integration and synergy delivery of the UPC combination, Sunrise has a very strong FCF profile and plans to offer an attractive shareholder remuneration framework. We will present more detail at a Capital Markets Day later this year.’

Key Sunrise investment highlights include:

•Attractive macro and telecom market: 100% exposure to the attractive Swiss telecom market, characterized by favorable macro fundamentals including low inflation, appealing tax environment and low cost of capital, a stable three-player structure and supportive regulatory framework
•Strong fully-converged national challenger: Clear number two operator with scaled positions across all fixed, mobile and converged products in the market
•Best 5G coverage and next-generation fixed network: Delivering nationwide 5G and 1 GIG coverage to support a multi-brand strategy and converged offerings
•Multiple growth levers: Strategy focused on growing share in B2B and B2C segments, combined with further cost efficiencies and low capital intensity, benefiting from high quality, well-invested infrastructure and attractive wholesale economics
•High cash generating asset: Sunrise benefits from strong cash generation and expects to have a more de-levered balance sheet with a long-term fixed rate debt profile (with 5 years average maturity, ~3% average cost of debt) enabling an attractive dividend distribution policy going forward
•Experienced management team: Sunrise leadership have strong telecoms track record and experience in managing a listed company with CEO André Krause and CFO Jany Fruytier

The listing of Sunrise on the SIX Swiss Exchange is planned for 2H24. Sunrise will be listed with a long dated, low-cost capital structure supported by up to CHF1.5B ($1.7B2) of debt reduction. The debt reduction is

2 FX rate as of Feb 15th 2024

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expected to be accomplished through Sunrise’s expected FCF generation, debt optimization and Liberty Global corporate liquidity including non-core asset disposals at Liberty Global.

Following a strong Q423 performance at Sunrise with a return to both revenue and adjusted EBITDA growth, we are communicating the following Sunrise financial guidance for 20243: stable revenue, stable to low-single digit adjusted EBITDA growth on a rebased basis4, P&E additions as a percentage of sales of 16-18% including costs to capture, and adjusted FCF5 range of CHF360-400m, prior to any de-leveraging benefit.

The proposed spin-off is expected to be tax-free for Liberty Global US shareholders with evaluation of tax treatment in other jurisdictions ongoing and is subject to market conditions, board approval of the final terms of the spin-off, Liberty Global shareholder approval and other customary conditions.

Following the Sunrise spin-off, Liberty Global will retain its consolidated interests in Telenet, Virgin Media Ireland, and its joint venture stakes in Virgin Media-O2 and VodafoneZiggo in addition to its Ventures portfolio and significant remaining cash balance.

Liberty Global believes the spin-off will deliver significant benefits for both Liberty Global and Sunrise shareholders, including through:

•Optimized capital structures to pursue their distinct strategic agendas for long-term value creation
•Distinct and compelling investment profiles appealing to broader, deeper investor bases including local Swiss/European investors as well as index/passive demand for Sunrise

3 Based on current reporting under US GAAP
4 Rebased growth percentages, which are non-GAAP measures, are presented as a basis for assessing growth rates on a comparable basis. We calculate Sunrise rebased growth percentages consistent with the way we calculate Liberty Global rebased growth percentages in our earnings releases
5 We define Adjusted FCF as net cash provided by the operating activities of our continuing operations, plus operating-related vendor financed expenses (which represents an increase in the period to our actual cash available as a result of extending vendor payment terms beyond normal payment terms, which are typically 90 days or less, through non-cash financing activities), less (i) cash payments in the period for capital expenditures, (ii) principal payments on operating- and capital-related amounts financed by vendors and intermediaries (which represents a decrease in the period to our actual cash available as a result of paying amounts to vendors and intermediaries where we previously had extended vendor payments beyond the normal payment terms), and (iii) principal payments on finance leases (which represents a decrease in the period to our actual cash available)

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ABOUT LIBERTY GLOBAL

Liberty Global (NASDAQ: LBTYA, LBTYB and LBTYK) is a world leader in converged broadband, video and mobile communications services. We deliver next-generation products through advanced fiber and 5G networks, and currently provide over 85 million* connections across Europe. Our businesses operate under some of the best-known consumer brands, including Sunrise in Switzerland, Telenet in Belgium, Virgin Media in Ireland, UPC in Slovakia, Virgin Media-O2 in the U.K. and VodafoneZiggo in The Netherlands. Through our substantial scale and commitment to innovation, we are building Tomorrow’s Connections Today, investing in the infrastructure and platforms that empower our customers to make the most of the digital revolution, while deploying the advanced technologies that nations and economies need to thrive.

Liberty Global's consolidated businesses generate annual revenue of more than $7 billion, while the VMO2 JV and the VodafoneZiggo JV generate combined annual revenue of more than $18 billion.**

Liberty Global Ventures, our global investment arm, has a portfolio of more than 75 companies and funds across the content, technology and infrastructure industries, including stakes in companies like ITV, Televisa Univision, Plume, AtlasEdge and the Formula E racing series.

* Represents aggregate consolidated and 50% owned non-consolidated fixed and mobile subscribers. Includes wholesale mobile connections of the VMO2 JV and B2B fixed subscribers of the VodafoneZiggo JV.

** Revenue figures above are provided based on full year 2023 Liberty Global consolidated results and the combined as reported full year 2023 results for the VodafoneZiggo JV and full year 2023 U.S. GAAP results for the VMO2 JV.

Sunrise, Telenet, the VMO2 JV and the VodafoneZiggo JV deliver mobile services as mobile network operators. Virgin Media Ireland delivers mobile services as a mobile virtual network operator through third-party networks. UPC Slovakia delivers mobile services as a reseller of SIM cards.

Liberty Global Ltd. is listed on the Nasdaq Global Select Market under the symbols "LBTYA", "LBTYB" and "LBTYK".

For more information, please visit www.libertyglobal.com or contact:

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Investor Relations	Corporate Communications
Michael Bishop +44 20 8483 6246	Bill Myers +1 303 220 6686
Matt Beake +44 20 8483 6428

No offer to sell or solicit

This communication is not an offer to sell or a solicitation of offers to purchase or subscribe for shares or a solicitation of any vote or approval. This document is not a prospectus within the meaning of the Swiss Financial Services Act and not a prospectus under any other applicable laws. Copies of this document may not be sent to, distributed in or sent from jurisdictions in which this is barred or prohibited by law. The information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy, in any jurisdiction in which such offer or solicitation would be unlawful prior to registration, exemption from registration or qualification under the securities laws of any jurisdiction and there shall be no sale of securities in any such jurisdiction.

This announcement is only addressed to and directed at specific addresses who: (A) if in member states of the European Economic Area (the EEA) are people who are “qualified investors” within the meaning of Article 2(e) of Regulation (EU) 2017/1129 (as amended) (the Prospectus Regulation) (Qualified Investors); and (B) if in the U.K., are “qualified investors” within the meaning of Article 2(e) of the UK version of the Prospectus Regulation as it forms part of domestic law in the U.K. by virtue of the European Union (Withdrawal) Act 2018 (the UK Prospectus Regulation) who are: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order; or (C) are other persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended)) in connection with the sale of any securities of the Company or any member of its group may otherwise lawfully be communicated or caused to be communicated (all such persons referred to in (B) and (C) being Relevant Persons). This announcement must not be acted on or relied on (i) in the U.K., by persons who are not Relevant Persons and (ii) in any member state of the EEA by persons who are not Qualified Investors. Any investment activity to which this announcement relates (i) in the U.K. is available only to, any may be engaged in only with, Relevant Persons; and (ii) in any member state of the EEA is available only to, and may be engaged only with, Qualified Investors.

Not for release, publication or distribution, in whole or in part, directly or indirectly, in any jurisdiction in which the release, publication or distribution would be unlawful.

This communication is an advertisement for the purposes of the Prospectus Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended) and underlying legislation. It is not a prospectus. A copy of any prospectus published by the Company will, if approved and published, be made available for inspection on the issuer’s website at www.libertyglobal.com subject to certain access restrictions.

Additional Information and Where to Find It
In connection with the spin-off of Liberty Global’s businesses attributed to Sunrise into a separate publicly traded company (the “Transaction”), a registration statement on Form F-4 that will include a preliminary proxy statement (the “Proxy Statement/Prospectus”) will be filed and mailed to the Liberty Global shareholders. LIBERTY GLOBAL SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT LIBERTY GLOBAL AND SUNRISE WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Liberty Global shareholders and investors may obtain free copies of the Proxy Statement/Prospectus and other relevant materials (when they become available) and other documents filed by Liberty Global and Sunrise at the SEC’s website at www.sec.gov. Copies of the Proxy Statement/Prospectus (and other relevant materials when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting Liberty Global’s Investor Relations at ir@libertyglobal.com or +1 (303) 220-6600.

Participants in the Solicitation
Liberty Global and its directors, executive officers and certain employees, may be deemed, under rules of the Securities and Exchange Commission (the “SEC”), to be participants in the solicitation of proxies in respect of the proposed Transaction. Information regarding Liberty Global’s directors and executive officers is set forth in Liberty Global’s filings with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.